 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1997

                                                    REGISTRATION NO. 333-17297

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                               ---------------

                            CITY NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)


  Delaware                          6712                          95-2568550
(State or Other              (Primary Standard                (I.R.S. Employer
Jurisdiction of            Industrial Classification            Identification
Incorporation or                  Code Number)                    Number)

                          400 North Roxbury Drive
                         Beverly Hills, California 90210
                              (310) 888-6000
                  (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Principal Executive Offices)



                               ---------------


                           Richard H. Sheehan, Jr., Esq.
                    Senior Vice President and General Counsel
                             City National Corporation
                              400 North Roxbury Drive
                          Beverly Hills, California 90210
                                  (310) 888-6000
                   (Name, Address, Including Zip Code, and Telephone
                  Number, Including Area Code, of Agent For Service)


                                    COPIES TO:
                             Judith T. Kitano, Esq.
                             Munger, Tolles & Olson
                             355 South Grand Avenue
                        Los Angeles, California 90071-1560
                                  (213) 698-9100

                               ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                       POST-EFFECTIVE AMENDMENT NO. 1
                              EXPLANATORY NOTE

    This Post-Effective Amendment No.1 amends the registration statement on Form S-4 (Registration Number 333-17297) of City National Corporation ("City National"), originally filed with the Securities and Exchange Commission
(the "Commission") on December 5, 1996, and Amendment No.1 thereto filed with the Commission on December 19, 1996 (collectively, the "Registration Statement") with respect to the merger of Riverside National Bank ("Riverside") with and into City National Bank, a wholly owned subsidiary of City National (the "Merger"). The Commission declared the Registration Statement effective on December 19, 1996.

    In accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3), City National files this Post-Effective Amendment No. 1 to remove from registration 780,749 shares of its Common Stock, par value $1.00 per share, which were included on the Registration Statement but were not issued in the Merger. City National originally registered the offering of 1,744,125 shares of its Common Stock, of which 963,376 shares were issued in the Merger.

                                    SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, City National has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on March 4, 1997.

                                               CITY NATIONAL CORPORATION


                                               By:            *
                                                  ------------------------
                                                  Russell Goldsmith
                                                  Vice Chairman of the Board and
                                                  Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                     TITLE                             DATE
       ---------                     -----                             ----


           *                  Vice Chairman of the Board,           March 4, 1997
----------------------          Chief Executive Officer
Russell Goldsmith             and Director

           *                  Executive Vice President and          March 4, 1997
----------------------          Treasurer/Chief Financial Officer
Frank P. Pekny                and Principal Executive Office

           *                  Controller and Principal              March 4, 1997
----------------------          Account Officer
Heng W. Chen

           *                  Chairman of the Board                 March 4, 1997
----------------------
Bram Goldsmith

           *                  President and Director                March 4, 1997
----------------------
George H. Benter, Jr.

           *                      Director                          March 4, 1997
----------------------
Mirion P. Bowers, M.D.

                                  Director                          March 4, 1997
----------------------
Richard L. Bloch

           *                      Director                          March 4, 1997
----------------------
Stuart D. Buchalter



           *                      Director                          March 4, 1997
-----------------------------
Burton S. Horwitch

           *                      Director                          March 4, 1997
-----------------------------
Charles E. Rickershauser, Jr.

           *                      Director                          March 4, 1997
-----------------------------
Edward Sanders

           *                      Director                          March 4, 1997
-----------------------------
Andrea L. Van De Kamp

           *                      Director                          March 4, 1997
-----------------------------
Kenneth Ziffren



*By:  /s/ Richard H. Sheehan, Jr.
    ------------------------------
          Richard H. Sheehan, Jr.
          ATTORNEY-IN-FACT
